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                                                                     Exhibit 5.1


                        [JENKENS & GILCHRIST LETTERHEAD]


                               February 27, 1998



FelCor Suite Hotels, Inc.
545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062

         Re:     Registration Statement on Form S-3 (File No. 333-46357)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 of FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), filed with the Securities and Exchange Commission under file number 333-46357, and the prospectus contained therein (the "Prospectus"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), (i) the Company's unsecured senior or subordinated debt securities ("Debt Securities"), to be issued pursuant to that certain Indenture between the Company and SunTrust Bank Atlanta, as Trustee, the form of which has been filed as Exhibit 4.2 to the Registration Statement ("Indenture"), (ii) whole or fractional shares of its preferred stock, $0.01 par value per share ("Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares ("Depositary Shares"), (iv) shares of its common stock, $0.01 par value per share ("Common Stock"), or (v) warrants to purchase Common Stock ("Common Stock Warrants"). The foregoing securities are being offered with an aggregate public offering price of up to $1,000,000,000 (or its equivalent based on the exchange rate at the time of sale), in amounts, at prices and on terms to be determined at the time of offering.

We have examined copies, certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement, as further amended and supplemented, and Bylaws of the Company, as amended to date, the form of Indenture and minutes of applicable meetings, or written consents in lieu of meetings, of the stockholders and the Board of Directors of the Company, together with such other corporate records, certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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FelCor Suite Hotels, Inc.
February 27, 1998
Page 2


We are opining herein as to the effect on the subject transaction only of the internal laws of the States of Texas, Maryland and New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. With respect to matters of Maryland law, we have relied exclusively upon the opinion of Miles & Stockbridge P.C., a copy of which has been delivered to you.

Based upon the foregoing, and having regard to the legal considerations which we deem relevant, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland;

         2. The Debt Securities, when duly authorized by the Company, established in accordance with the terms of the Indenture, executed and delivered on behalf of the Company, authenticated by the Trustee under the Indenture and sold by the Company for the consideration stated in the authorizing resolutions and the Prospectus and the applicable Prospectus Supplement, will be validly issued, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and, as to rights of acceleration and the enforcement of remedies, to general principles of equity) and will be entitled to the benefits of the Indenture in accordance with their terms and the terms of the Indenture subject as aforesaid;

         3. The shares of Common Stock or Preferred Stock, and the Depositary Shares, if and when the issuance thereof is duly authorized by the Company and when duly issued, sold and delivered in accordance with, as contemplated by and for the consideration stated in the authorizing resolutions and the Prospectus and the applicable Prospectus Supplement, will be legally issued, fully paid and nonassessable; and

         4. The Common Stock Warrants, when duly authorized for issuance, when the Common Stock underlying the Warrants so approved for issuance have been duly authorized for issuance and reserved in an amount not exceeding the authorized but unissued capital stock of the Company, and when duly executed and delivered by the Company, in accordance with the authorizing resolution and the terms of any Warrant Agreement and authenticated by the Warrant Agent, and when sold for the consideration stated in the authorizing resolutions and the Prospectus and the applicable Prospectus Supplement, will be legally issued.
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FelCor Suite Hotels, Inc.
February 27, 1998
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We hereby consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 thereto and to the reference to us under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement referred to above. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,

                                   JENKENS & GILCHRIST,
                                   a Professional Corporation



                                   By: /s/ ROBERT W. DOCKERY
                                       ---------------------------------------
                                       Robert W. Dockery, Authorized Signatory